Exhibit 23(i)






INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Dominion Resources, Inc. on Form S-8 of our report dated February 9, 1998 incorporated by reference in the Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 1997.

/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Richmond, Virginia
December 21, 1998